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                                                                      EXHIBIT 11



                     REXALL SUNDOWN, INC. AND SUBSIDIARIES
                    NET INCOME PER COMMON SHARE CALCULATION


                                                                              Three Months Ended
                                                                                  November 30,
                                                                        --------------------------------
                                                                             1996              1995
                                                                        --------------    --------------
Net income                                                              $    7,242,441    $    3,556,152
                                                                        ==============    ==============

PRIMARY

Weighted average common shares outstanding(1)                               31,213,563        29,714,708
Common stock equivalents(2)                                                  1,208,544           310,407
                                                                        --------------    --------------

Primary weighted average common shares outstanding                          32,422,107        30,025,115
                                                                        ==============    ==============

Primary net income per common share                                     $         0.22    $         0.12
                                                                        ==============    ==============


FULLY DILUTED(3)

Weighted average common shares outstanding(1)                               31,213,563        29,714,708
Common stock equivalents(2)                                                  1,113,587           371,086
                                                                        --------------    --------------

Fully diluted weighted average common shares outstanding                    32,327,150        30,085,794
                                                                        ==============    ==============

Fully diluted net income per common share                               $         0.22    $         0.12
                                                                        ==============    ==============


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(1) Represents weighted average common shares outstanding for the periods indicated.
(2) Common stock equivalents associated with stock options calculated pursuant to the treasury stock method.
(3) All share data in the financial statements are stated using the primary earnings per share calculation as the above fully diluted calculation is anti-dilutive.